EXHIBIT 99.1

FOR IMMEDIATE RELEASE                          Contact: Bohn H. Crain
---------------------                                   Chief Financial Officer
                                                        Stonepath Group
                                                        (215) 979-8370


               STONEPATH GROUP (AMEX: STG) ANNOUNCES INTENTION TO
            RESTATE 2003 AND FIRST AND SECOND QUARTER 2004 FINANCIAL
                                   STATEMENTS

                        HIGHLIGHTS ORGANIZATIONAL CHANGES
________________________________________________________________________________

PHILADELPHIA, PA, September 20, 2004 - Stonepath Group (AMEX: STG) today announced that it will restate its financial statements for 2003 and the first and second quarters of 2004. As a result of an internal review of the process by which the Company's Domestic Services unit maintained its accrual for the costs of purchased transportation, the Company determined that it had understated its accrued purchased transportation liability and related costs of purchased transportation. The amount of the under accrual is estimated to be in the range of $4.0-$6.0 million for 2003 and in the range of $500,000 to $1.0 million for the first six months of 2004. After giving effect for these estimated incremental expenses, the Company's reported EBITDA would be reduced to the range of $2.6-$4.6 million for 2003 and reduced to the range of $200,000-$700,000 for the first six months of 2004.

Reconciliations of the EBITDA amounts contained in this press release to the most directly comparable GAAP amounts are included at the end of this press release.

In using its legacy operating system, to be replaced by Tech-Logis later this year, Domestic Services relied on trend analysis to estimate its costs of purchased transportation. In reviewing the process by which Domestic Services maintained the accrual for its costs of purchased transportation, the Company has concluded that the process did not accurately account for the differences between the estimates and the actual freight costs incurred. This allowed for the accumulation of previously unidentified costs of purchased transportation and an under reported liability for the accrued costs of purchased transportation.

The Company has discussed this issue with its recently engaged external auditors, Grant Thornton LLP. It has also advised its previous auditors, KPMG LLP which had audited the Company's financial statements for 2003. The Company is in the process of preparing an amended report on Form 10-K/A for 2003 and amended reports on Form 10-Q/A for the first and second quarters of this year.

The anticipated restatement of operating results for 2003 and 2004 is not expected to have an impact on the Company's cash position and will not affect Stonepath's ability to provide the high-quality logistics services its customers have come to expect.

The Company is also reviewing its financial guidance. In addition, the Company is assessing what, if any, impact these events will have on the Company's ability to comply with its certification process with respect to the effectiveness of its internal controls and procedures for financial reporting required pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 in connection with the filing of the Company's 2004 Annual Report on Form 10-K.

The Company has also communicated these events to its bank and expects to continue to enjoy significant availability under its existing credit facility subject to waivers of certain financial covenants which the Company expects to secure.

Dennis L. Pelino, Chairman and CEO, commented: "We have identified this problem and we believe we understand the issues. Now we must make significant changes in our organization to address these issues and ensure that nothing like this ever happens again. To strengthen our operations and begin streamlining the management reporting structure, we have made several key management changes. Jason Totah, the CEO of our international operations, will also become the CEO at Domestic Services as of September 27, 2004. This move will put all of our logistics operations under one proven leader who will oversee the functional and operational integration of the divisions as we roll out Tech-Logis in the U.S. by end of the year."

Mr. Pelino added: "The Company has also restructured its financial organization to have the senior financial staff of its Domestic Services and International Services operations report directly to Bohn Crain, the Company's Executive Vice President and Chief Financial Officer. The Company also intends to add a senior accounting officer to reside in Minneapolis to provide technical support and oversight to the financial reporting and accounting staff of the Company's Domestic Services and International Services operations and to interface with the Company's corporate staff in Philadelphia."




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Pelino continued: "On the positive side, the earn-out methodology we use to effect our acquisitions provides the Company with the ultimate back-stop in this situation. The incremental purchased transportation expense identified through our review process reduces the earn-out distributions that should have been paid to the former owners. As a result of this earn-out mechanism, the cash impact of these adjustments should ultimately be borne directly by the former owners of the businesses we have acquired rather than the Company itself."

"Our Executive Committee, which I co-chair with Bohn Crain, has been working well since its establishment in May, and is beginning to have a very positive impact on how we will be structured as a Company going forward."

Pelino closed, "We are very confident in our future, and feel strongly that we have our hands around the accounting issues that have slowed us down, putting us on track for a solid 2005 and beyond."

The Company believes that earnings before interest, taxes, depreciation and amortization, or EBITDA, is a useful financial measure of our financial performance for investors. Under GAAP, our net income reflects the amortization of intangible assets arising from the Company's past acquisitions and other non-cash charges. However, we believe that we are actually growing the value of our intangible assets through our acquisition strategy. Management of the Company believes that EBITDA is a useful measure because it eliminates the effect of these non-cash costs and provides an important metric of the economic reality of the business. The following is a reconciliation of the projected EBITDA information contained in this press release to the most comparable projected GAAP amounts.

In accordance with SEC Regulation S-K, a reconciliation of EBITDA estimates for 2003 and for the first six months of 2004 (as adjusted for the purchased transportation accrual) to the most directly comparable GAAP measure follows:





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
                                                                                              (amounts in millions)
                                                                                                             (First 6 Months)
                                                                                           2003E                  2004E
                                                                                           -----                  -----
         Net income/(loss)                                                                $1.1-3.1            ($1.6)-($1.1)
         Interest expense/(income)                                                           0.1                    0.1
         Income tax expense/(benefit)*                                                      (1.3)                  (0.2)
         Depreciation and amortization                                                       2.7                    1.9
                                                                                             ---                    ---
         EBITDA (Earnings before interest, taxes, depreciation and amortization)          $2.6-4.6               $0.2-0.7
                                                                                          ========               ========

         * Prior to the fourth quarter of 2003, the Company maintained a valuation allowance to offset 100% of the net deferred tax assets associated with the tax losses generated prior to the Company's move into the logistics business. In the fourth quarter of 2003, a portion of the valuation allowance was reversed, resulting in the recognition of a deferred tax asset and related nonrecurring non-cash tax benefit of $1.7 million, resulting in an overall income tax benefit of $1.3 million. For purposes of developing its preliminary estimate of the impact of the adjustment for the purchased transportation accrual, the Company has not tax affected the adjustment and has assumed that the adjustment would not impact the Company's basis for reversing a portion of its valuation allowance.


Investor Conference Call
------------------------

Stonepath Group will host a conference call for shareholders and the investing community on Tuesday, September 21, 2004 at 11:00am, ET to discuss the contents of the release. The call can be accessed by dialing (800) 344-0961 and is expected to last approximately 30 minutes. Callers are requested to dial in 5 minutes before the start of the call. An audio replay will be available for one week after the teleconference by dialing (800) 642-1687 and using the following code: 310750.

About Stonepath Group (AMEX: STG)
---------------------------------
Stonepath Group (www.stonepath.com) is a growing logistics services organization that integrates established logistics companies with innovative technologies. Stonepath offers a full-range of time-definite transportation and distribution solutions to a wide range of global and local businesses. For more information about Stonepath Group and Stonepath Logistics, please contact John Brine at
(212) 254-8280.




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         This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding the restatement of our financial statements for past periods, as well as regarding future results, levels of activity, events, trends or plans. We have based these forward-looking statements on our current expectations and projections about the outcome of our continuing analysis with respect to the restatement of our financial statements, as well as about such future results, levels of activity, events, trends or plans. These forward-looking statements are not guarantees and are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, events, trends or plans to be materially different from any future results, levels of activity, events, trends or plans expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "guidance," "may," "will," "should," "could," "would," "expect," "plan," "anticipate," "believe," "estimate," "continue," or the negative of such terms or other similar expressions. While it is impossible to identify all of the factors that may cause our actual results, levels of activity, events, trends or plans to differ materially from those set forth in such forward-looking statements, such factors include the inherent risks associated with: (i) the need to determine the precise amount of our under accrual for the costs of purchased transportation,
(ii) the impact that such under accrual will have on our historical financial condition and results of operations, (iii) the continued willingness of our lender to cooperate with us and to grant any waivers required under our credit facility, (iv) our ability to recover from the former shareholders of our Domestic Services unit the amount of any excess earn-out payments made to them, and (v) other factors which are or may be identified from time to time in our Securities and Exchange Commission filings and other public announcements. There can be no assurance that these and other factors will not affect the accuracy of such forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date made. We undertake no obligation to publicly release the result of any revision of these forward-looking statements to reflect events or circumstances after the date they are made or to reflect the occurrence of unanticipated events.



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